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                                           NEVADA POWER COMPANY
                              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                              (IN THOUSANDS)

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                                           Twelve Months Ended                               Year Ended
                                                 June 30,                                   December 31,
                                         -----------------------   --------------------------------------------------------------
                                            1998         1997         1997         1996         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
EARNINGS:

  Net Income                                73,157       81,609       83,216       78,868       76,971       81,870      73,548
  Taxes on Income                           39,808       44,359       45,224       44,970       37,790       44,716      39,665
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
  Net Income Before Income Taxes           112,965      125,968      128,440      123,838      114,761      126,586     113,213
  Fixed Charges                             79,917       66,956       72,780       64,509       62,273       60,042      59,437
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
              Total                        192,882      192,924      201,220      188,347      177,034      186,628     172,650
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------

FIXED CHARGES:
  Interest Charges                          78,858       65,959       71,798       63,548       61,466       58,839      58,699
  One-third Annual Rentals                   1,059          997          982          961          807        1,203         738
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
              Total                         79,917       66,956       72,780       64,509       62,273       60,042      59,437
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------

12 MONTHS RATIO OF EARNINGS TO FIXED
CHARGES                                       2.41         2.88         2.76         2.92         2.84         3.11        2.90

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